Exhibit 10.7
SNOWFLAKE INC.
2020 EQUITY INCENTIVE PLAN
STOCK OPTION GRANT NOTICE
Snowflake Inc. (the “Company”), pursuant to its 2020 Equity Incentive Plan (the “Plan”), has granted to you (“Optionholder”) an option to purchase the number of shares of the Class A Common Stock set forth below (the “Option”). Your Option is subject to all of the terms and conditions as set forth herein and in the Plan, the Global Stock Option Agreement, including any appendices thereto (the “Appendices”), and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Global Stock Option Agreement (including the Appendices) shall have the meanings set forth in the Plan or the Global Stock Option Agreement, as applicable.

Optionholder:
Date of Grant:
Vesting Commencement Date:
Number of Shares of Class A Common Stock Subject to Option:
Exercise Price (Per Share):
Total Exercise Price:
Expiration Date:
Type of Grant:          [Incentive Stock Option] OR [Nonstatutory Stock Option]
Exercise and
Vesting Schedule:    Subject to the Optionholder’s Continuous Service through each applicable vesting    date, the Option will vest as follows:
[__________]
Optionholder Acknowledgements: By your signature below or by electronic acceptance or authentication in a form authorized by the Company, you understand and agree that:
•The Option is governed by this Stock Option Grant Notice, and the provisions of the Plan and the Global Stock Option Agreement (including the Appendices) and the Notice of Exercise, all of which are made a part of this document. This Grant Notice, the Global Stock Option Agreement, and the Appendices (collectively, the “Agreement”) may not be modified, amended or revised except in a writing signed by you and a duly authorized officer of the Company, unless otherwise provided in the Plan.
•If the Option is an Incentive Stock Option, it (plus other outstanding Incentive Stock Options granted to you) cannot be first exercisable for more than U.S. $100,000 in value (measured by exercise price) in any calendar year. Any excess over U.S. $100,000 is a Nonstatutory Stock Option.

Exhibit 10.7
•You consent to receive the Agreement, the Plan, the Prospectus, and any other Plan-related documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
•You have read and are familiar with the provisions of the Plan, the Agreement and the Prospectus. In the event of any conflict between the provisions in this Agreement (including the Grant Notice, the Global Option Agreement, and the Appendices), the Notice of Exercise, or the Prospectus and the terms of the Plan, the terms of the Plan shall control.
•This Agreement sets forth the entire understanding between you and the Company regarding the acquisition of Class A Common Stock in connection with this Option and supersedes all prior oral and written agreements, promises, and/or representations on that subject.
•Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.
•Notwithstanding the above, if you have not actively accepted the Option within 90 days of the Date of Grant set forth in this Stock Option Grant Notice, you are deemed to have accepted the Option, subject to all of the terms and conditions of the Plan and Agreement.

SNOWFLAKE INC.		OPTIONHOLDER:

By:
	Signature		Signature
Title:		Date:
Date:

SNOWFLAKE INC.
2020 EQUITY INCENTIVE PLAN
GLOBAL STOCK OPTION AGREEMENT
As reflected by your Stock Option Grant Notice (“Grant Notice”) Snowflake Inc. (the “Company”) has granted you an option under its 2020 Equity Incentive Plan (the “Plan”) to purchase a number of shares of Class A Common Stock at the exercise price indicated in your Grant Notice (the “Option”). The terms of your Option as specified in the Grant Notice and this Global Stock Option Agreement, including the Appendices described below, constitute your Agreement (the Grant Notice, Global Stock Option Agreement, and Appendices, collectively, are referred to as the “Agreement”). Capitalized terms not explicitly defined in this Global Stock Option Agreement but defined in the Grant Notice or the Plan shall have the same definitions as in the Grant Notice or Plan, as applicable.
The general terms and conditions applicable to your Option are as follows:
1.GOVERNING PLAN DOCUMENT. Your Option is subject to all the provisions of the Plan. Your Option is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the Option Agreement and the provisions of the Plan, the provisions of the Plan shall control.
2.EXERCISE.
(a)You may generally exercise the vested portion of your Option for whole shares of Class A Common Stock at any time during its term by delivery of payment of the exercise price and applicable withholding taxes and other required documentation to the Plan Administrator in accordance with the exercise procedures established by the Plan Administrator, which may include an electronic submission. Please review the Plan, which may restrict or prohibit your ability to exercise your Option during certain periods.
(b)To the extent permitted by Applicable Law, you may pay your Option exercise price as follows:
i.cash, check, bank draft or money order;
ii.subject to Company and/or Committee consent at the time of exercise, pursuant to a “cashless exercise” program as further described in the Plan if at the time of exercise the Class A Common Stock is publicly traded;
iii.subject to Company and/or Committee consent at the time of exercise, by delivery of previously owned shares of Class A Common Stock as further described in the Plan; or
iv.subject to Company and/or Committee consent at the time of exercise, if the Option is a Nonstatutory Stock Option, by a “net exercise” arrangement as further described in the Plan.

3.TERM. You may not exercise your Option before the commencement of its term or after its term expires. The term of your option commences on the Date of Grant and expires upon the earliest of the following:
(a)immediately upon the termination of your Continuous Service for Cause;
(b)three (3) months after the termination of your Continuous Service for any reason other than Cause, Disability or death;
(c)12 months after the termination of your Continuous Service due to your Disability;
(d)18 months after your death if you die during your Continuous Service;
(e)immediately upon a Corporate Transaction if the Board has determined that the Option will terminate in connection with a Corporate Transaction,
(f)the Expiration Date indicated in your Grant Notice; or
(g)the day before the 10th anniversary of the Date of Grant.
Notwithstanding the foregoing, if you die during the period provided in Section 3(b), the term of your Option shall not expire until the earlier of (i) 18 months after your death, (ii) upon any termination of the Option in connection with a Corporate Transaction, (iii) the Expiration Date indicated in your Grant Notice, or (iv) the day before the tenth anniversary of the Date of Grant. Additionally, the Post-Termination Exercise Period of your Option may be extended as provided in the Plan.
To obtain the U.S. federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the date of grant of your Option and ending on the day three months before the date on which your option becomes exercisable, you must be an employee of the Company or an Affiliate, except in the event of your death or Disability. If the Company provides for the extended exercisability of your Option under certain circumstances for your benefit, your Option will not necessarily be treated as an Incentive Stock Option if you exercise your Option more than three months after the date your employment terminates.
4.WITHHOLDING OBLIGATIONS.
(a)Regardless of any action taken by the Company or, if different, the Affiliate to which you provide Continuous Service (the “Service Recipient”) with respect to any income tax, social insurance, payroll tax, fringe benefits tax, payment on account, or other taxrelated items associated with the grant, vesting or exercise of the Option or sale of the underlying Class A Common Stock or other tax-related items related to your participation in the Plan and legally applicable to you (the “Tax Liability”), you hereby acknowledge and agree that the Tax Liability is your ultimate responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. You further acknowledge that the Company and the Service Recipient (i) make no representations or undertakings regarding any Tax Liability in connection with any aspect of this Option, including, but not limited to, the grant, vesting or exercise of the Option, the issuance of Class A Common Stock pursuant to such exercise, the subsequent sale of shares of Class A Common Stock, and the payment of any dividends on the shares; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate your Tax Liability or achieve a particular tax result. Further, if you are subject to Tax Liability in more than one jurisdiction, you acknowledge that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax Liability in more than one jurisdiction.
(b)Prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or the Service Recipient to satisfy all Tax Liability. As further provided in Section 8 of the Plan, you hereby authorize the Company and any applicable Service Recipient to satisfy any applicable withholding obligations with regard to the Tax Liability by one or a combination of the following methods: (i) causing you to pay any portion of the Tax Liability in cash or cash equivalent in a form acceptable to the Company; (ii) withholding from any compensation otherwise payable to you by the Company or the Service Recipient; (iii) withholding from the proceeds of the sale of shares of Class A Common Stock issued upon exercise of the Option (including by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company, or by means of the Company acting as your agent to sell sufficient shares of Class A Common Stock for the proceeds to settle such withholding requirements, on your behalf pursuant to this authorization without further consent); (iv) withholding shares of Class A Common Stock otherwise issuable to you upon the exercise of the Option, provided that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Board or the Company’s Compensation Committee; and/or (v) any other method determined by the Company to be in compliance with Applicable Law. Furthermore, you agree to pay the Company or the Service Recipient any amount the Company or the Service Recipient may be required to withhold, collect or pay as a result of your participation in the Plan or that cannot be satisfied by the means previously described. In the event it is determined that the amount of the Tax Liability was greater than the amount withheld by the Company or the Service Recipient, you agree to indemnify and hold the Company and/or the Service Recipient (as applicable) harmless from any failure by the Company or the applicable Service Recipient to withhold the proper amount.
(c)The Company may withhold or account for your Tax Liability by considering statutory withholding amounts or other withholding rates applicable in your jurisdiction(s), including (i) maximum applicable rates in your jurisdiction(s), in which case you may receive a refund of any over-withheld amount in cash (whether from applicable tax authorities or the Company) and you will have no entitlement to the equivalent amount in Class A Common Stock or (ii) minimum or such other applicable rates in your jurisdiction(s), in which case you may be solely responsible for paying any additional Tax Liability to the applicable tax authorities or to the Company and/or the Service Recipient. If the Tax Liability withholding obligation is satisfied by withholding shares of Class A Common Stock, for tax purposes, you are deemed to have been issued the full number of shares of Class A Common Stock subject to the exercised portion of the Option, notwithstanding that a number of the shares of Class A Common Stock is held back solely for the purpose of paying such Tax Liability.
(d)You acknowledge that you may not be able to exercise your Option even though the Option is vested, and that the Company shall have no obligation to issue shares of Class A Common Stock, in each case, unless and until you have fully satisfied any applicable Tax Liability, as determined by the Company. Unless any withholding obligation for the Tax Liability is satisfied, the Company shall have no obligation to deliver to you any Class A Common Stock in respect of the Option.
5.INCENTIVE STOCK OPTION DISPOSITION REQUIREMENT. If your option is an Incentive Stock Option, you must notify the Company in writing within 15 days after the date of any disposition of any of the shares of the Class A Common Stock issued upon exercise of your option that occurs within two years after the date of your option grant or within one year after such shares of Class A Common Stock are transferred upon exercise of your option.
6.TRANSFERABILITY. Except as otherwise provided in the Plan, your Option is not transferable, except by will or by the applicable laws of descent and distribution, and is exercisable during your life only by you.
7.CORPORATE TRANSACTION. Your Option is subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on your behalf with respect to any escrow, indemnities and any contingent consideration.
8.NO LIABILITY FOR TAXES. As a condition to accepting the Option, you hereby (a) agree to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to any Tax Liability arising from the Option or any other compensation from the Company or the Service Recipient and (b) acknowledge that you were advised to consult with your own personal tax, financial and other legal advisors regarding the tax consequences of the Option and have either done so or knowingly and voluntarily declined to do so. Additionally, if you are subject to taxation in the U.S., (i) you acknowledge that the Option is exempt from Section 409A only if the exercise price is at least equal to the “fair market value” of the Class A Common Stock on the date of grant as determined by the U.S. Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Option, and (ii) as a condition to accepting the Option, you agree not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the U.S. Internal Revenue Service asserts that such exercise is less than the “fair market value” of the Class A Common Stock on the date of grant as subsequently determined by the U.S. Internal Revenue Service.
9.DATA PRIVACY. In order for the Company to administer the Option and your participation in the Plan, the Company must collect, process and transfer certain of your personal data, as further described in Appendix A to this Global Stock Option Agreement. Appendix A constitutes part of this Agreement.
10.SEVERABILITY. If any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
11.OTHER DOCUMENTS. You hereby acknowledge receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Prospectus. In addition, you acknowledge receipt of the Company’s Insider Trading Policy.
12.QUESTIONS. If you have questions regarding these or any other terms and conditions applicable to your Option, including a summary of the applicable U.S. federal income tax consequences, please see the Prospectus (or, for a summary of the tax consequences if you are based outside the U.S., the employee information supplement to the Prospectus applicable for your jurisdiction).
13.LOCK-UP. By accepting the Option, you agree that you will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any shares of Class A Common Stock, Class B Common Stock or other securities of the Company held by you, for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as the underwriters or the Company will request to facilitate compliance with FINRA Rule 2241 or any successor or similar rules or regulation (the “Lock-Up Period”); provided, however, that nothing contained in this section will prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Class A Common Stock until the end of such period. You also agree that any transferee of any shares of Class A Common Stock (or other securities) of the Company held by you will be bound by this Section 13. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 13 and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto.
14.GOVERNING LAW. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to conflict of law principles that would result in any application of any law other than the law of the State of Delaware.
15.WAIVER. You acknowledge that a waiver by the Company of any provision, or breach thereof, of this Agreement on any occasion shall not operate or be construed as a waiver of such provision on any other occasion or as a waiver of any other provision of this Agreement, or of any subsequent breach by you or any other Participant.
16.IMPOSITION OF OTHER REQUIREMENTS. The Company reserves the right to impose other requirements on your participation in the Plan, on the Option and on any Class A Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
17.NO ADVICE REGARDING GRANT. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying shares of Class A Common Stock. You should consult with your own personal tax, financial and/or legal advisors regarding the Tax Liability arising in connection with the Option and by accepting the Option, you have agreed that you have done so or knowingly and voluntarily declined to do so.
18.COUNTRY-SPECIFIC PROVISIONS. The Option shall be subject to any additional or different terms and conditions set forth in Appendix B to this Global Stock Option Agreement. Moreover, if you relocate to one of the countries included in Appendix B, the additional or different terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendix B constitutes part of this Agreement.

SNOWFLAKE INC.
2020 EQUITY INCENTIVE PLAN
APPENDIX A TO GLOBAL STOCK OPTION AGREEMENT
This Appendix A forms part of the Agreement. Capitalized terms used but not defined in this Appendix A have the meanings set forth in the Plan and/or in the Global Stock Option Agreement.
DATA PRIVACY. To participate in the Plan, you need to review the information provided in (a) through (f) below and, where applicable, consent to the processing of Personal Data (as defined below) by the Company and the third parties according to (g) below.
If you are based in the European Union (“EU”), the European Economic Area (“EEA”), Switzerland or the United Kingdom (collectively, “EEA+”), Snowflake Inc., with its registered address at 450 Concar Drive, San Mateo, CA 94402, USA is the controller responsible for the processing of your Personal Data in connection with the Agreement and the Plan. The Company's representative in the EU is Snowflake Computing Netherlands B.V. with its primary office located at FOZ Building, Gustav Mahleraan 300-314, 1082 ME Amsterdam, Netherlands.
(a)Data Collection and Usage. The Company collects, processes and uses Personal Data about you, including your name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares of Class A Common Stock or directorships held in the Company, details of all options over shares of Class A Common Stock or any other entitlement to shares of Class A Common Stock awarded, canceled, exercised, purchased, vested, unvested or outstanding in your favor, which the Company receives from you or the Service Recipient (“Personal Data”). In order for you to participate in the Plan, the Company will collect Personal Data for purposes of allocating shares of Class A Common Stock and implementing, administering and managing the Plan.
If you are based in the EEA+, the Company’s legal basis for the processing of Personal Data is the necessity of the processing for the Company's performance of its obligations under the Agreement and the Company’s legitimate interest of complying with statutory obligations to which it is subject.
If you are based in any other jurisdiction, the Company relies on your consent to the processing of Personal Data, as further described below.
(b)Stock Plan Administration and Service Provides. The Company may transfer Personal Data to Cooley LLP, Fidelity Stock Plan Services LLC, Computershare Trust Company, N.A., and/or Solium Plan Managers LLC (each, an “administrator”), each of which is an independent service provider based in the U.S., which is assisting the Company with the implementation, administration and management of the Plan. Administrators may open an account for you to receive and, when applicable, trade shares of Class A Common Stock. You may be asked to acknowledge, or agree to, separate terms and data processing practices with any administrator, with such acknowledgement or agreement being a condition to your ability to participate in the Plan.
(c)International Data Transfers. Personal Data will be transferred from your country to the U.S., where the Company and its service providers are based. You understand and acknowledge that the U.S. has enacted data privacy laws that are different from those applicable in your country of residence. The EU Commission has determined that an appropriate level of protection can be achieved by implementing safeguards such as the Standard Contractual Clauses adopted by the EU Commission.

If you are based in the EEA+, Personal Data will be transferred from the EEA+ to the Company based on the Standard Contractual Clauses adopted by the EU Commission that are entered into by the Company and its Affiliates located in the EEA+. The onward transfer of your Personal Data by the Company to the administrators will be based on a data processing agreement or the EU Standard Contractual Clauses. You may request a copy of such appropriate safeguards at privacy@snowflake.com.
If you are based in any other jurisdiction, the Company relies on your consent to the transfer of Personal Data to the U.S., as further described below.
(d)Data Retention. The Company will use Personal Data only as long as necessary to implement, administer and manage my participation in the Plan or as required to comply with legal or regulatory obligations, including, without limitation, under tax and securities laws. When the Company no longer needs Personal Data for any of the above purposes, which will generally be seven (7) years after you participate in the Plan, the Company will cease to use Personal Data and remove it from its systems. If the Company keeps Personal Data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be relevant laws or regulations (if you are in the EEA+) and/or your consent (if you are outside the EEA+).
(e)Data Subject Rights. You understand that you may have a number of rights under data privacy laws in your jurisdiction. Subject to the conditions set out in the applicable law and depending on where you are based, such rights may include the right to (i) request access to, or copies of, Personal Data processed by the Company, (ii) rectification of incorrect Personal Data, (iii) deletion of Personal Data, (iv) restrictions on the processing of Personal Data, (v) object to the processing of Personal Data for legitimate interests, (vi) portability of Personal Data, (vii) lodge complaints with competent authorities in your jurisdiction, and/or to (viii) receive a list with the names and addresses of any potential recipients of Personal Data. To receive clarification regarding these rights or to exercise these rights, you can contact privacy@snowflake.com.
(f)Necessary Disclosure of Personal Data. You understand that providing the Company with Personal Data is necessary for the performance of the Agreement and that your refusal to provide Personal Data or, where applicable, consent to process and transfer Personal Data would make it impossible for the Company to perform its contractual obligations and may affect your ability to participate in the Plan.
(g)Data Privacy Consent. If you are located in a jurisdiction outside the EEA+, you hereby voluntarily and unambiguously consent to the collection, use and transfer, in electronic or other form, of Personal Data, as described above and in any other Award materials, by and among, as applicable, the Company, the Service Recipient and any Affiliate for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that you may, at any time, refuse or withdraw the consents herein, in any case without cost, by contacting in writing privacy@snowflake.com. If you do not consent or later seek to revoke your consent, your employment status or service with the Service Recipient will not be affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to grant the Option or other equity awards to you or administer or maintain such awards. Therefore, you understand that refusing or withdrawing consent may affect your ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, you should contact privacy@snowflake.com.

SNOWFLAKE INC.
2020 EQUITY INCENTIVE PLAN
APPENDIX B TO GLOBAL STOCK OPTION AGREEMENT
Terms and Conditions
This Appendix B forms part of the Agreement and includes special terms and conditions that govern the Option granted to you under the Plan if you reside or work in one of the jurisdictions listed below. Capitalized terms used but not defined in this Appendix B have the meanings set forth in the Plan and/or in the Global Stock Option Agreement.
If you are a citizen or resident (or are considered as such for local law purposes) of a country other than the country in which you are currently residing and/or working, or if you relocate to another country after the grant of the Option, the Company shall, in its discretion, determine to what extent the special terms and conditions contained herein shall be applicable to you.
Notifications
This Appendix B may also include information regarding exchange controls and certain other issues of which you should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, and other laws in effect in the respective countries as of August 2020. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information in this Appendix B as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time you vest in the Option, exercise the Option and acquire shares of Class A Common Stock, or sell shares of Class A Common Stock acquired under the Plan.
In addition, the information contained below is general in nature and may not apply to your particular situation. You are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.
ALL COUNTRIES OUTSIDE THE UNITED STATES
NATURE OF GRANT. In accepting this Option, you acknowledge, understand and agree that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)the grant of the Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;
(c)all decisions with respect to future option or other grants, if any, will be at the sole discretion of the Company;
(d)the grant of the Option and your participation in the Plan will not create a right to continue to serve the Company or the Service Recipient in the capacity in effect at the time the Award was granted;

(e)the grant of the Option and your participation in the Plan will not be interpreted as forming or amending an employment or service contract with the Company or the Service Recipient, and will not interfere with the right (if any) of the Company or the Service Recipient, as applicable, to terminate your Continuous Service;
(f)you are voluntarily participating in the Plan;
(g)the Option and the Class A Common Stock subject to the Option, and the income from and value of same, are not intended to replace any pension rights or compensation;
(h)the Option and the Class A Common Stock subject to the Option, and the income from and value of same, are not part of normal or expected compensation for purposes of, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments;
(i)unless otherwise agreed with the Company in writing, the Option and the Class A Common Stock subject to the Option, and the income from and value of same, are not granted as consideration for, or in connection with, the service you may provide as a director of an Affiliate;
(j)the future value of the underlying Class A Common Stock is unknown, indeterminable and cannot be predicted with certainty; if the value of the shares of Class A Common Stock does not increase, the Option will have no value; if you acquire shares of Class A Common Stock pursuant to the exercise of the Option, the value of the shares may increase or decrease, even below the exercise price;
(k)no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from the termination of your Continuous Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment or labor laws in the jurisdiction where you provide services or the terms of your employment or service agreement, if any);
(l)for purposes of the Option, your Continuous Service will be considered terminated as of the date you are no longer actively providing services to the Company, the Service Recipient or any other Affiliate (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment or labor laws in the jurisdiction where you are employed or provide services or the terms of your employment or service agreement, if any), and such date will not be extended by any notice period (e.g., your period of Continuous Service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment or labor laws in the jurisdiction where you are employed or providing services or the terms of your employment or service agreement, if any); the Board or, if delegated pursuant to Section 2 of the Plan, the Compensation Committee or a designated officer of the Company (or a designee of any of the foregoing), shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of the Option (including whether you may still be considered to be providing services while on a leave of absence); and
(m)neither the Company, the Service Recipient nor any other Affiliate shall be liable for any foreign exchange rate fluctuation between your local currency and the U.S. dollar that may affect the value of the Option or of any amounts due to you upon exercise of the Option or the subsequent sale of any Class A Common Stock acquired upon settlement.

LANGUAGE. You acknowledge that you are proficient in the English language, or have consulted with an advisor who is proficient in the English language, so as to enable you to understand the provisions of this Agreement and the Plan. If you have received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
FOREIGN ASSET/ACCOUNT, EXCHANGE CONTROL AND TAX REPORTING.
You acknowledge that, depending on your country, there may be certain foreign asset and/or account reporting requirements or exchange control restrictions which may affect your ability to acquire or hold the Option or the shares of Class A Common Stock or cash received from participating in the Plan (including proceeds from the sale of shares and dividends paid on shares) in a brokerage or bank account outside your country. You may be required to report such accounts, assets or related transactions to the tax or other authorities in your country. You also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to your country through a designated bank or broker and/or within a certain time after receipt. You acknowledge that you are responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements and should consult your personal legal and tax advisors on this matter.
INSIDE TRADING RESTRICTIONS/MARKET ABUSE LAWS.
You may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including but not limited to the United States and your country, which may affect your ability to accept, acquire, sell or otherwise dispose of shares of Class A Common Stock, rights to shares of Class A Common Stock (e.g., the Option) or rights linked to the value of shares of Class A Common Stock during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in applicable jurisdictions). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company. You acknowledge that it is your responsibility to comply with any applicable restrictions and you should speak with your personal legal advisor on this matter.
VENUE. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant of the Option or the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of San Mateo County, California, or the United States federal courts for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

SNOWFLAKE INC.
2020 EQUITY INCENTIVE PLAN
APPENDIX B TO GLOBAL STOCK OPTION AGREEMENT
Terms and Conditions
This Appendix B forms part of the Agreement and includes special terms and conditions that govern the Option granted to you under the Plan if you reside or work in one of the jurisdictions listed below. Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or in the Global Stock Option Agreement.
If you are a citizen or resident (or are considered as such for local law purposes) of a country other than the country in which you are currently residing and/or working, or if you relocate to another country after the grant of the option, the Company shall, in its discretion, determine to what extent the special terms and conditions contained herein shall be applicable to you.
Notifications
This Appendix B may also include information regarding exchange controls and certain other issues of which you should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, and other laws in effect in the respective countries as of August 2020. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information in this Appendix B as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time you exercise the option or sell shares of Common Stock acquired under the Plan.
In addition, the information contained below is general in nature and may not apply to your particular situation. You are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.
AUSTRALIA
TAX INFORMATION. It is intended that Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies to the Option granted under the Plan, such that the Option will be subject to deferred taxation.
SECURITIES LAW INFORMATION. If you offer any shares of Class A Common Stock for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law (in addition to any requirements under the Plan and this Agreement). You should consult your personal legal advisor prior to making any such offer to ensure compliance with the applicable requirements.
CANADA
METHOD OF PAYMENT. This provision supplements Section 2 (“Exercise”) of the Global Stock Option Agreement:
Due to tax considerations in Canada, you will not be permitted to pay your Option exercise price using the methods set forth in Section 2(b)(iii) or (iv) of the Global Stock Option Agreement.

TERMINATION OF CONTINUOUS SERVICE.  This provision replaces subsection (l) of the Nature of Grant provision of this Appendix B:
For purposes of the Option, your Continuous Service will be considered terminated, and the right (if any) to vest in the Option will terminate effective, as of the date that is the earliest of:  (a) the date your employment or service relationship with the Company, Service Recipient, or any of its Affiliates is terminated, (b) the date you receive notice of termination of your employment or service relationship with the Company Service Recipient, or an Affiliate, and (c) the date you are no longer actively providing services to the Company, Service Recipient, or any Affiliates, in any case regardless of any notice period or period of pay in lieu of such notice required under applicable employment law in the jurisdiction where you are employed or providing services or the terms of your employment agreement, if any; in the event the date you are no longer providing active service cannot be reasonably determined under the terms of this Agreement and/or the Plan, the Board or, if delegated pursuant to Section 2 of the Plan, the Compensation Committee or a designated officer of the Company (or a designee of any of the foregoing), shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of the Option (including whether you may still be considered to be providing services while on a leave of absence). You will not earn or be entitled to any pro-rated vesting for that portion of time before the date on which your Continuous Service is terminated (as determined under this provision) nor will you be entitled to any compensation for lost vesting. Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting during a statutory notice period, your right to vest in the Option under the Plan, if any, will terminate effective as of the last day of your minimum statutory notice period.
DATA PRIVACY. This provision supplements the Data Privacy provision of Appendix A:
You hereby authorize the Company or any Affiliate, including the Service Recipient, and any agents or representatives to (i) discuss with and obtain all relevant information from all personnel, professional or non-professional, involved in the administration and operation of the Plan, and (ii) disclose and discuss any and all information relevant to the Plan with their advisors. You further authorize the Company or any Affiliate, including the Service Recipient, and any agents or representatives to record such information and to keep such information in your file.
SECURITIES LAW INFORMATION. The sale or other disposal of the shares of Class A Common Stock acquired under the Plan may not take place within Canada. If the Class A Common Stock is registered under the Securities Act, you will be permitted to sell shares of Class A Common Stock acquired under the Plan through the designated broker appointed under the Plan, provided the resale of shares of Class A Common Stock takes place outside Canada through the facilities of the exchange on which the shares of Class A Common Stock are then listed. You should consult your personal legal advisor prior to selling shares of Class A Common Stock to ensure compliance with any applicable requirements.
FOREIGN ASSET/ACCOUNT REPORTING INFORMATION. You are required to report foreign property on form T1135 (Foreign Income Verification Statement) if the total cost of the foreign property exceeds C$100,000 at any time in the year. Foreign property includes shares of Class A Common Stock acquired under the Plan and may include the Option. The Option must be reported--generally at a nil cost--if the C$100,000 cost threshold is exceeded because of other foreign property held. If shares of Class A Common Stock are acquired, their cost generally is the adjusted cost base (“ACB”) of the shares. The ACB ordinarily would equal the fair market value of the shares at the time of acquisition, but if other shares of Class A Common Stock are owned, this ACB may need to be averaged with the ACB of the other shares. The form T1135 generally must be filed by April 30 of the following year. You should consult your personal tax advisor to ensure compliance with the applicable reporting requirements.
The following provisions apply only if you reside in Quebec:
LANGUAGE CONSENT. The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
CONSENTMENT RELATIF À LA LANGUE UTILISÉE. Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention («Agreement»), ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.
DENMARK
DANISH STOCK OPTION ACT. By accepting this Option, you acknowledge that you have received an Employer Statement, translated into Danish, if you are entitled to receive one, which is provided to comply with the Danish Stock Option Act, as amended with effect from January 1, 2019.
FOREIGN ASSET/ACCOUNT REPORTING INFORMATION. If you establish an account holding shares of Class A Common Stock or cash outside of Denmark, you must report the account and deposits on your annual tax return in the section on foreign affairs and income. You should consult your personal tax advisor to ensure compliance with the applicable reporting requirements.
FINLAND
There are no country-specific provisions.
FRANCE
LANGUAGE CONSENT. You confirm having read and understood the documents relating to the Plan, including the Agreement, with all terms and conditions included therein, which were provided in the English language. You accept the terms of those documents accordingly.
CONSENTMENT RELATIF À LA LANGUE UTILISÉE. Vous confirmez avoir lu et compris le Plan et cette convention («Agreement»), incluant tous leurs terms et conditions, qui ont été transmis en langue anglaise. Vouz acceptez les dispositions de ces documents en connaissance de cause.
FOREIGN ASSET / ACCOUNT REPORTING INFORMATION. If you maintain a foreign bank account, you must report such account to the French tax authorities when filing your annual tax return. You should consult your personal tax advisor to ensure compliance with applicable reporting requirements.
GERMANY
EXCHANGE RESTRICTION. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank (Bundesbank). In case of payments in connection with securities (including proceeds realized upon the sale of shares of Class A Common Stock or the receipt of dividends), the report must be made by the 5th day of the month following the month in which the payment was received.

The report must be filed electronically and the form of report (“Allgemeine Meldeportal Statistik”) can be accessed via the Bundesbank’s website (www.bundesbank.de) in both German and English. You should consult your personal legal advisor to ensure compliance with the applicable reporting requirements.
INDIA
EXERCISE RESTRICTION. This provision supplements Section 2 (“Exercise”) of the Global Stock Option Agreement:
You must comply at the time of exercise with applicable laws and regulations of India, including but not limited to the Foreign Exchange Management Act, 1999 of India and the rules, regulations and amendments thereto (“FEMA”). To this end, you will not be permitted to pay the exercise price by a “sell to cover” arrangement where you sell some, but not all, of the shares of Class A Common Stock purchased on exercise of the Option (although the Company reserves the right to allow such method of payment depending on the development of local law). In addition, you may be required on exercise of your Option to immediately sell all shares of Class A Common Stock purchased on exercise in order to facilitate any required repatriation of proceeds in connection with your shares of Class A Common Stock issued on exercise of your Option.
EXCHANGE CONTROL INFORMATION. You must repatriate any funds received from participation in the Plan (e.g., proceeds from the sale of shares of Class A Common Stock) within such time as prescribed under applicable Indian exchange control laws, which may be amended from time to time. You should obtain a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency and maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Company or your employer requests proof of repatriation. You should consult your personal legal advisor to ensure compliance with the applicable requirements.
FOREIGN ASSET/ACCOUNT REPORTING INFORMATION. You must declare the following items in your annual tax return: (i) any foreign assets held (including shares of Class A Common Stock acquired under the Plan), and (ii) any foreign bank accounts for which you have signing authority. You should consult your personal tax advisor to ensure compliance with the applicable requirements.
IRELAND
There are no country-specific provisions.
ITALY
ACKNOWLEDGEMENT OF SPECIFIC PROVISIONS. You acknowledge that you have read and specifically and expressly approve the following sections of the Agreement: Exercise; Withholding Obligations; No Liability for Taxes; Other Documents; Imposition of Other Requirements; Nature of Grant; Venue
FORIGN ASSET/ACCOUNT REPORTING INFORMATION. If, at any time during the fiscal year, you hold foreign financial assets (including the Option and shares of Class A Common Stock) which may generate income taxable in Italy, you are required to report these assets on your annual tax return (UNICO Form, RW Schedule) for the year during which the assets are held (or on a special form if no tax return is due). These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions. You should consult your personal tax advisor to ensure compliance with the applicable requirements.
JAPAN
EXCHANGE CONTROL INFORMATION. If you acquire shares of Class A Common Stock valued at more than JPY 100,000,000 in a single transaction, you must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within twenty (20) days of the acquisition of the shares. You should consult your personal legal advisor to ensure compliance with applicable reporting requirements.
FOREIGN ASSET/ACCOUNT REPORTING INFORMATION. You are required to report details of any assets held outside Japan as of December 31st (including shares of Class A Common Stock acquired under the Plan), to the extent such assets have a total net fair market value exceeding JPY 50,000,000. Such report is due by March 15th each year. You should consult your personal tax advisor to ensure compliance with applicable reporting requirements.
NETHERLANDS
There are no country-specific provisions.
NEW ZEALAND
SECURITIES LAW INFORMATION. WARNING: You are being offered Options which, upon exercise in accordance with the terms of the Agreement and the Plan, will enable you to acquire shares of Company Stock. The shares of Class A Common Stock, if issued, will give you a stake in the ownership of the Company. You may receive a return if dividends are paid.
If the Company runs into financial difficulties and is wound up, you will be paid only after all creditors and holders of preference shares (if any) have been paid. You may lose some or all of your investment, if any.
New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision. The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, you may not be given all the information usually required. You will also have fewer other legal protections for this investment.
The shares of Class A Common Stock are quoted on the New York Stock Exchange. This means that if the you acquire shares of Class A Common Stock under the Plan, you may be able to sell such shares on the New York Stock Exchange if there are interested buyers. If you sell your investment, the price you get may vary depending on factors such as the financial condition of the Company. You may receive less than the full amount that you paid for the investment. The price will depend on the demand for shares of Class A Common Stock.
A copy of the Company's most recent financial statements (and, if applicable, a copy of the auditor's report on those financial statements) as well as information on risk factors impacting the Company’s business that may affect the value of the shares of Class A Common Stock, are included in the Company’s Registration Statement on Form S-1 and (when applicable) the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.  These documents have been or will be filed with the U.S.

Securities and Exchange Commission and are or will be available to you free of charge online at www.sec.gov or on the Company’s “Investor Relations” website at [website to be inserted].
You should ask questions, read all documents carefully, and seek independent financial advice before committing yourself.
POLAND
EXCHANGE CONTROL INFORMATION. Polish residents holding foreign securities (e.g., shares of Class A Common Stock) and/or maintaining accounts abroad must report information to the National Bank of Poland on transactions and balances of the securities and cash deposited in such accounts if the value of such securities and cash (when combined with all other assets possessed abroad) exceeds PLN 7 million. If required, the reports must be filed on a quarterly basis on special forms that are available on the website of the National Bank of Poland. Further, if you transfer funds in excess of EUR 15,000 into or out of Poland, the funds must be transferred via a bank account. You are required to retain the documents connected with a foreign exchange transaction for a period of five years, as measured from the end of the year in which such transaction occurred. You should consult your personal legal advisor to ensure compliance with applicable reporting requirements.
SINGAPORE
SECURITIES LAW INFORMATION. The Option is granted pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) under which it is exempt from the prospectus and registration requirements and is not made with a view to the underlying shares of Class A Common Stock being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. You should note that the Options are subject to section 257 of the SFA and that you will not be able to make any offer or subsequent sale of the shares of Class A Common Stock in Singapore, unless such offer or sale is made (1) after six (6) months from the Date of Grant or (2) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.
DIRECTOR REPORTING INFORMATION. If you are a director, associate director or shadow director of a Singapore Affiliate, you may be subject to certain notification requirements under the Singapore Companies Act, regardless of whether you are a Singapore resident or employed in Singapore. These requirements include an obligation to notify the Singapore Affiliate in writing of an interest (e.g., the Option, shares of Class A Common Stock) in the Company or any Affiliate within two days of (i) its acquisition or disposal, (ii) any change in a previously disclosed interest (e.g., when the Option vests or is exercised), or (iii) becoming a director, associate director or shadow director if such an interest exists at that time. If you are the chief executive officer (“CEO”) of a Singapore Affiliate and the above notification requirements are determined to apply to the CEO of a Singapore Affiliate, the above notification requirements also may apply.
SLOVAK REPUBLIC
There are no country-specific provisions.
SPAIN
NATURE OF GRANT. This provision supplements the Nature of Grant provision of this Appendix B:

By accepting the Option, you consent to participation in the Plan and acknowledge that you have received a copy of the Plan.
You understand that the Company has unilaterally, gratuitously and in its sole discretion decided to grant Options under the Plan to individuals who may be employees or service providers of the Company or one of its Affiliates throughout the world. The decision is limited and entered into based upon the express assumption and condition that any Option will not economically or otherwise bind the Company or any Affiliate, including the Service Recipient, on an ongoing basis, other than as expressly set forth in the Agreement. Consequently, you understand that the Option is given on the assumption and condition that the Option shall not become part of any employment or other service contract (whether with the Company or any Affiliate , including the Service Recipient) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever. Furthermore, you understand and freely accept that there is no guarantee that any benefit whatsoever shall arise from the Option, which is gratuitous and discretionary, since the future value of the Option and the underlying shares of Class A Common Stock is unknown, indeterminable, and unpredictable.
Further, your participation in the Plan is expressly conditioned on your continued and active rendering of service, such that, unless otherwise set forth in the Plan, if your Continuous Service terminates for any reason, your participation in the Plan will cease immediately. This will be the case, for example, even if (a) you are considered to be unfairly dismissed without good cause (i.e., subject to a “despido improcedente”); (b) you are dismissed for disciplinary or objective reasons or due to a collective dismissal; (c) your Continuous Service ceases due to a change of work location, duties or any other employment or contractual condition; (d) your Continuous Service ceases due to a unilateral breach of contract by the Company or any Affiliate; or (e) your Continuous Service terminates for any other reason whatsoever. Consequently, upon termination of your Continuous Service for any of the above reasons, you automatically lose any right to participate in the Plan on the date of your termination of Continuous Service, as described in the Plan and the Agreement.
SECURITIES LAW INFORMATION. The grant of the Option and the shares of Class A Common Stock issued pursuant to the exercise of the Option are considered a private placement outside the scope of Spanish laws on public offerings and issuances of securities. Neither the Plan nor this Agreement have been registered with the Comisión National del Mercado de Valores and do not constitute a public offering prospectus.
EXCHANGE CONTROL INFORMATION. The acquisition, ownership and disposition of shares of Class A Common Stock must be declared for statistical purposes to the Dirección General de Comercio e Inversiones (the “DGCI”), which is a department of the Ministry of Economy and Competitiveness. If you acquire shares of Class A Common Stock through the use of a Spanish financial institution, that institution will automatically make the declaration to the DGCI for the you; otherwise, you will be required make the declaration by filing the appropriate form with the DGCI. Generally, the declaration must be made in January for shares of Class A Common Stock owned as of December 31 of the prior year; however, if the value of shares acquired or sold exceeds certain thresholds, the declaration must be filed within one (1) month of the acquisition or sale, as applicable.
Further, you are required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including shares acquired under the Plan), and any transactions with non-Spanish residents (including any payments of cash or shares made to you under the Plan) depending on the balances in such accounts together with the value of such instruments as of

December 31 of the relevant year, or the volume of transactions with non-Spanish residents during the relevant year.
You should consult your personal legal advisor to ensure compliance with applicable reporting requirements.
FORIGN ASSET/ACCOUNT REPORTING INFORMATION. To the extent you hold rights or assets outside of Spain with a value in excess of EUR 50,000 per type of right or asset (e.g., shares of Class A Common Stock, cash, etc.) as of December 31 each year, you will be required to report information on such rights and assets on your annual tax return for such year. After such rights and assets are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported rights or assets increases by more than EUR 20,000. You should consult your personal tax advisor to ensure compliance with applicable reporting requirements.
SWEDEN
AUTHORIZATION TO WITHHOLD. This provision supplements Section 4 (“Withholding Obligations”) of the Global Stock Option Agreement:
Without limiting the Company’s and the Service Recipient’s authority to satisfy their withholding obligations for Tax Liability as set forth in Section 4 of the Agreement, in accepting the Option, you authorize the Company to withhold shares of Class A Common Stock or to sell shares of Class A Common Stock otherwise issuable to you upon exercise/settlement to satisfy Tax Liability, regardless of whether the Company and/or your employer have an obligation to withhold such Tax Liability.
SWITZERLAND
SECURITIES LAW INFORMATION. Neither this document nor any other materials relating to the Option (i) constitute a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed nor otherwise made publicly available in Switzerland to any person other than an employee of the Company or a service provider of the Service Recipient or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (FINMA).
UNITED KINGDOM
RESPONSIBILITY FOR TAXES. This provision supplements Section 4 (“Withholding Obligations”) of the Global Stock Option Agreement:
(a)Without limitation to Section 4 of the Agreement, you agree that you are liable for all the Tax Liability and you hereby covenant to pay all such Tax Liability, as and when requested by the Company and/or the Service Recipient or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). You also agree to indemnify and keep indemnified the Company and/or your employer against any Tax Liability that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on your behalf.

(b)As a condition of the vesting or exercise of, or the receipt of any benefit pursuant to, the Option, you agree to accept any liability for secondary Class 1 National Insurance contributions which may be payable by the Company and/or the Service Recipient in connection with the Option and any event giving rise to Tax Liability (the “Employer NICs”). Without prejudice to the foregoing, by accepting the Option, you agree to enter into a joint election with the Company or the Service Recipient, the form of such joint election being formally approved by HMRC (the “NIC Joint Election”), a copy of which is either attached to this Appendix B or provided to you under separate cover and any other required consent or election. You further agree to execute such other joint elections as may be required between you and any successor to the Company and/or the Service Recipient. You further agree that the Company and/or the Service Recipient may collect the Employer NICs from you by any of the means set forth in Section 4 of the Agreement.
If you do not enter into the NIC Joint Election prior to the exercise of the Option or any other event giving rise to the Tax Liability, you will not be entitled to exercise the Option and receive shares of Class A Common Stock (or receive any benefit in connection with the Option) unless and until you enter into the NIC Joint Election, and no shares of Class A Common Stock or other benefit will be issued to you under the Plan, without any liability to the Company or the employer.
(c)As a condition of the vesting or exercise of, or the receipt of any benefit pursuant to, the Options, you agree to sign, promptly, all documents required by the Company to effect the terms of the foregoing provisions.

SNOWFLAKE INC.
2020 EQUITY INCENTIVE PLAN
GLOBAL STOCK OPTION AGREEMENT
IMPORTANT NOTE ON THE JOINT ELECTION FOR TRANSFER OF LIABILITY OF
EMPLOYER NATIONAL INSURANCE CONTRIBUTIONS TO THE EMPLOYEE
As a condition of the vesting of, or the receipt of any benefit pursuant to, your stock options ("Options") granted under the Snowflake Inc. 2020 Equity Incentive Plan, as amended from time to time (the “Plan”), you are required to enter into a joint election to transfer to you any liability for employer National Insurance contributions (the “Employer NICs”) that may arise in connection with the Options and in connection with any other options granted to you under the Plan, if any, that may be granted to you under the Plan (the “NIC Joint Election”).
By entering into the Joint Election:
•you agree that any liability for Employer NICs that may arise in connection with or pursuant to the exercise of the Options and the acquisition of shares of common stock of Snowflake Inc. (the “Company”) or other taxable events in connection with the Options will be transferred to you; and
•you authorize the Company and/or your employer to recover an amount sufficient to cover this liability by any method set forth in the Option Agreement and/or the NIC Joint Election.
To enter into the NIC Joint Election, please indicate your agreement where indicated on the acceptance screen. Please note that your acceptance indicates your agreement to be bound by all of the terms of the NIC Joint Election.
Please note that even if you have indicated your acceptance of this NIC Joint Election electronically, you may still be required to sign a paper copy of this NIC Joint Election (or a substantially similar form) if the Company determines such is necessary to give effect to the NIC Joint Election.
Please read the terms of the NIC Joint Election carefully before entering into the NIC Joint Election (by executing the related Global Stock Option Agreement in hard copy or by electronically accepting such Global Stock Option Agreement or by signing or electronically accepting this NIC Joint Election). You should print and keep a copy of this NIC Joint Election for your records.

SNOWFLAKE INC.
2020 EQUITY INCENTIVE PLAN
GLOBAL STOCK OPTION AGREEMENT
ELECTION TO TRANSFER THE EMPLOYER'S LIABILITY FOR
NATIONAL INSURANCE LIABILITY TO THE EMPLOYEE
(UK EMPLOYEES)
1.PARTIES
This Election is between:
(A)The individual who has gained authorized access to this Election (the “Employee”), who is employed by one of the employing companies listed in the attached schedule (the “Employer”) and who is eligible to receive stock options (“Options”) pursuant to the terms and conditions of the Snowflake Inc. 2020 Equity Incentive Plan, as amended from time to time (the “Plan”), and
(B)Snowflake Inc. of 450 Concar Drive, San Mateo, CA 94402, USA (the “Company”), which may grant Options under the Plan and is entering into this Election on behalf of the Employer.
2.PURPOSE OF ELECTION
2.1This Election relates to all Options granted to Employee under the Plan up to the termination date of the Plan.
2.2In this Election the following words and phrases have the following meanings:
“Taxable Event” means any event giving rise to Relevant Employment Income.
“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003.
“Relevant Employment Income” from Options on which Employer’s National Insurance Contributions becomes due is defined as:
(i)an amount that counts as employment income of the earner under section 426 ITEPA (restricted securities: charge on certain post-acquisition events);
(ii)an amount that counts as employment income of the earner under section 438 of ITEPA (convertible securities: charge on certain post-acquisition events); or
(iii)any gain that is treated as remuneration derived from the earner's employment by virtue of section 4(4)(a) SSCBA, including without limitation:
(A)the acquisition of securities pursuant to the Options (within the meaning of section 477(3)(a) of ITEPA);

(B)the assignment (if applicable) or release of the Options in return for consideration (within the meaning of section 477(3)(b) of ITEPA);
(C)the receipt of a benefit in connection with the Options, other than a benefit within (i) or (ii) above (within the meaning of section 477(3)(c) of ITEPA).
“SSCBA” means the Social Security Contributions and Benefits Act 1992.
2.3This Election relates to the Employer’s secondary Class 1 National Insurance Contributions (the “Employer’s Liability”) which may arise in respect of Relevant Employment Income in respect of the Options pursuant to section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA.
2.4This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.
2.5This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part VII of ITEPA (employment income: securities with artificially depressed market value).
2.6Any reference to the Company and/or the Employer shall include that entity’s successors in title and assigns as permitted in accordance with the terms of the Plan and the Option Agreement. This Election will have effect in respect of the Options and any awards which replace or replaced the Options following their grant in circumstances where section 483 of ITEPA applies.
3.ELECTION
The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability that arises on any Relevant Employment Income is hereby transferred to the Employee. The Employee understands that by electronically accepting or by signing this Election or by accepting the Options, he or she will become personally liable for the Employer’s Liability covered by this Election. This Election is made in accordance with paragraph 3B(1) of Schedule 1 to SSCBA.
4.PAYMENT OF THE EMPLOYER'S LIABILITY
4.1The Employee hereby authorizes the Company and/or the Employer to collect the Employer’s Liability in respect of any Relevant Employment Income from the Employee at any time after the Taxable Event:
(i)by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Taxable Event; and/or
(ii)directly from the Employee by payment in cash or cleared funds; and/or
(iii)by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive in respect of the Options; and/or

(iv)where the proceeds of the gain are to be paid through a third party, by that party withholding an amount from the payment or selling some of the securities which the Employee is entitled to receive in respect of the Options; and/or
(v)by any other means specified in the applicable stock option agreement.
4.2The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities in respect of the Options to the Employee until full payment of the Employer’s Liability is received.
4.3The Company agrees to procure the remittance by the Employer of the Employer’s Liability to HM Revenue and Customs on behalf of the Employee within 14 days after the end of the UK tax month during which the Taxable Event occurs (or within 17 days after the end of the UK tax month during which the Taxable Event occurs, if payments are made electronically).
5.DURATION OF ELECTION
5.1The Employee and the Company agree to be bound by the terms of this Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.
5.2This Election will continue in effect until the earliest of the following:
(i)the Employee and the Company agree in writing that it should cease to have effect;
(ii)on the date the Company serves written notice on the Employee terminating its effect;
(iii)on the date HM Revenue and Customs withdraws approval of this Election; or
(iv)after due payment of the Employer’s Liability in respect of the entirety of the Options to which this Election relates or could relate, such that the Election ceases to have effect in accordance with its terms.
5.3This Election will continue in full force regardless of whether the Employee ceases to be an employee of the Employer.
Acceptance by the Employee
The Employee acknowledges that, by accepting the Options (by signing the related Notice of Stock Option Grant in hard copy or by electronically accepting such Notice of Stock Option Grant) or by signing or electronically accepting this Election, the Employee agrees to be bound by the terms of this Election.

Name
Signature
Date

Acceptance by the Company
The Company acknowledges that, by arranging for the signature of an authorized representative to appear on this Election, the Company agrees to be bound by the terms of this Election.

By:	Michael P. Scarpelli
Chief Financial Officer

SCHEDULE OF EMPLOYER COMPANIES
The following Employer(s) shall be covered by the Joint Election:
Snowflake Computing U.K. Limited

Address:	c/o Fieldfisher Riverbank House, 2 Swan Lane London, United Kingdom EC4R 3TT
Corporation Tax Number:	[Corporation Tax Number Intentionally Omitted]
Company Registration Number	10611715
PAYE Reference	[PAYE Reference Intentionally Omitted]

NOTICE OF EXERCISE
SNOWFLAKE INC.
450 CONCAR DRIVE
SAN MATEO, CA 94402
        Date of Exercise: _______________
This constitutes notice to Snowflake Inc. (the “Company”) under my stock option that I elect to purchase the below number of shares of Class A Common Stock of the Company (the “Shares”) for the exercise price set forth below.

Type of option (check one):	Incentive ☐	Nonstatutory ☐

Stock option dated:	_______________	_______________

Number of Shares as to which option is exercised:	_______________	_______________

Certificates to be issued in name of:	_______________	_______________

Total exercise price:	$______________	$______________

Cash payment delivered herewith:	$______________	$______________

Regulation T Program (cashless exercise1):	$______________	$______________

Value of ________ Shares delivered herewith[2]:	$______________	$______________
By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the Snowflake Inc. 2020 Equity Incentive Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and (iii) if this exercise relates to an incentive stock option, to notify you in writing within fifteen (15) days after the date of any disposition of any of the Shares issued upon exercise of this option that occurs within two (2) years after the date of grant of this option or within one (1) year after such Shares are issued upon exercise of this option.
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1 Shares must meet the public trading requirements set forth in the option agreement.
2 Shares must meet the public trading requirements set forth in the option. Shares must be valued in accordance with the terms of the option being exercised, and must be owned free and clear of any liens, claims, encumbrances or security interests. Certificates must be endorsed or accompanied by an executed assignment separate from certificate.

I agree that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”), I will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any shares of Common Stock or other securities of the Company for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act (or such longer period as the underwriters or the Company will request to facilitate compliance with FINRA Rule 2241 or any successor or similar rule or regulation) (the “Lock-Up Period”). I further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

Very truly yours,

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